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                                                                  EXHIBIT 10.23

December 2, 1996


Mr. Ralf Hoehne
THE JUBILEE CASINO
351 Myers Avenue
P.O. Box 610
Cripple Creek, CO  80813


Dear Ralf:

This letter is to confirm our understanding of your employment by the Jubilee Casino and is effective November 1, 1996.

     1. You will be employed by Jubilee Gaming Corporation and assigned to 353 Myers Avenue Limited Partnership, d.b.a. the Jubilee Casino, in Cripple Creek, Colorado.

     2. Your position is Vice President of Gaming Operations of the Jubilee Casino.

     3. Your annual salary will be $70,000.00 with a monthly salary of $5,833.33 per month.

     4. You have been granted an option to purchase 20,000 shares of Jubilee Gaming Corporation (post-split) at $4.35 per share. The options are granted pursuant to the 1996 Jubilee Stock Option Plan (copy enclosed). The vesting period begins on April 23, 1996.

     5.   Your benefits will be the benefits offered by the Jubilee Casino.

     6. In the event that we terminate your employment for any reason other than cause you will receive the following:

             a) A lump sum payment equal to three months (25%) of your annual salary if employment is terminated prior to November 1, 1997.

             b) A lump sum payment equal to four months (33.3%) of your annual salary if employment is terminated after November 1, 1997.

             c) Cause is defined as meaning that the Company has determined you have committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of
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                 fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if you make an unauthorized disclosure of any Company trade secrets or confidential information, engage in any conduct constituting unfair competition with respect to the Company, or induce any party to breach a contract with the Company.

     7. Additionally, should you decide to terminate your employment, you agree that you will provide us with a minimum of 45 days notice. In the event you terminate employment, paragraph 6 is not applicable.

     8. In the event of a lawsuit between the Company and you, either party shall be entitled to recover their attorney fees to the extent they are awarded by the court to the prevailing party.

The above sets forth your compensation for the current year, from November 1996 through October 1997. This employment agreement shall remain in effect until such time that a new agreement is entered into. We look forward to your continued employment and growing with National Gaming.

Sincerely,

NATIONAL GAMING COMPANIES, INC.

/s/ Craig Forsman
Craig Forsman
CEO



AGREED TO:


/s/ Ralf Hoehne
----------------------------
Ralf Hoehne



c:   Stephen Sherf
     John Klinkhammer
     Terry DeRoche